                                            Registration No. 333-
                                                                 ---------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                             CAREY DIVERSIFIED LLC
             (Exact name of registrant as specified in its charter)

                DELAWARE                                      13-3912578
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

          50 ROCKEFELLER PLAZA
           NEW YORK, NEW YORK                                    10020
(Address of Principal Executive Offices)                      (Zip Code)


               CAREY DIVERSIFIED LLC EMPLOYEE SHARE PURCHASE PLAN
                           (Full title of the plans)

                                   ----------

                                FRANCIS J. CAREY
                             CAREY DIVERSIFIED LLC
                              50 ROCKEFELLER PLAZA
                           NEW YORK, NEW YORK  10020
                    (Name and address of agent for service)

                                 (212) 492-1100
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                           DAVID A. MUSTONE, ESQUIRE
                            REED SMITH SHAW & MCCLAY
                              1301 K STREET, N.W.
                             SUITE 1100-EAST TOWER
                           WASHINGTON, DC  20005-3317

                                   ----------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
     Title of                                        Proposed                   Proposed
     securities               Amount                  maximum                   maximum                 Amount of
       to be                  to be               offering price               aggregate              registration
     registered           registered(1)            per share(2)            offering price(2)               fee
-----------------------------------------------------------------------------------------------------------------
Limited Liability Company
   Listed Shares  . . .         500,000 shs.                $21.65             $10,825,000.00         $3,280.30
========================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the Carey Diversified LLC Employee Share Purchase Plan (the "Plan") in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Limited Liability Company Listed Shares.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares which may be issued under the Plan is based on the average of the high and low sales prices of the Limited Liability Company Listed Shares as reported by the New York Stock Exchange for June 3, 1998.


EXPLANATORY NOTE

This registration statement on Form S-8 covers 500,000 shares of Limited Liability Company Listed Shares that may be issued under the registrant's Employee Share Purchase Plan.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

                 (a) The registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                 (b)  All other reports filed by the registrant pursuant to
         Section 13(a) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above; and

                 (c) Any description of the Limited Liability Company Listed Shares which is contained in a registration statement filed by the registrant pursuant to the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Section 18-108 of the Delaware Limited Liability Company Act, a limited liability company may, subject to the provisions in its limited liability company agreement, indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever.

         According to the Certificate of Formation, the Operating Agreement and the Bylaws of the registrant (the "Organizational Documents"), any Director or officer of the registrant is entitled to indemnification from the registrant for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him, except in the case of fraudulent or illegal conduct of such person, provided that any indemnity shall be paid out of, and to the extent of, the assets of the registrant only (or any insurance proceeds available therefor) and no Shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Director or officer acted fraudulently or illegally. The indemnification provided by the Organizational Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors or otherwise and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Organizational Documents will not adversely affect any right or protection of a Director or officer of the Registrant existing at the time of such repeal or modification.

         The registrant has entered into indemnification agreements with each of its Directors. The indemnification agreements require, among other things, that the registrant indemnify its officers and Directors to the fullest extent permitted by Delaware law and advance to the Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The registrant must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and cover officers and Directors under the registrant's Directors and officers liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Organizational Documents, it provides greater assurance to officers and Directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the Shareholders to eliminate the rights that it provides.

         According to the Organizational Documents, the registrant may, if the Directors of the registrant deem it appropriate in their sole discretion, obtain insurance for the benefit of the registrant's Directors and officers, relating to the liability of such persons. The Directors and officers liability insurance would insure (i) the officers and Directors of the registrant from any claim arising out of an alleged wrongful act by such persons while acting as Directors and officers of the registrant and (ii) the registrant to the extent that it has indemnified the Directors and officers for such loss.

         See also the note following Item 9.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The following documents are filed as part of this Registration Statement or incorporated by reference herein.

         Exhibit
           No.
         -------
             4.1       Amended and Restated Limited Liability Company Agreement of Carey Diversified LLC, incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-4 dated October 15,
                               1997 (No. 33-37901).

             4.2       Bylaws of Carey Diversified LLC,  incorporated by reference to Exhibit 3.2 to the registrant's Registration
                               Statement on Form S-4 dated October 15, 1997 (No. 33-37901).

             4.3          Carey Diversified LLC Employee Share Purchase Plan dated April 14, 1998, filed herewith.

             5.1          Opinion of Reed Smith Shaw & McClay LLP as to the legality of the Limited Liability Company Listed Shares, filed herewith.

            23.1          Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.1 filed herewith).

            23.2          Consent of Coopers & Lybrand L.L.P., filed herewith.

            24.1          Power of Attorney, contained on the signature page to this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a)     Rule 415 offering.

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)     Filings incorporating subsequent Exchange Act Documents by
                 Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   --------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of May, 1998.


                                  CAREY DIVERSIFIED LLC


                                  By:  /s/ Francis J. Carey
                                       -----------------------------------
                                       Francis J. Carey, Chairman and
                                            Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Francis J. Carey, Gordon
F. DuGan, John J. Park and Steven M. Berzin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibit thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signatures                                 Title                        Date
              ----------                                 -----                        ----
 /s/ Francis J. Carey                  Chairman of the Board and Chief           May 19, 1998
 ----------------------------          Executive Officer (Principal Executive
 Francis J. Carey                      Officer) of the Registrant


 /s/ William P. Carey                  Director of the Registrant                May  19, 1998
 ----------------------------
 William P. Carey


 /s/ Gordon F. DuGan                   President and Director of the Registrant  May  19, 1998
 ----------------------------
 Gordon F. DuGan


 /s/ Steven M. Berzin                  Vice Chairman and Director of the         May  19, 1998
 ----------------------------          Registrant
 Steven M. Berzin

 /s/ Claude Fernandez                  Executive Vice President of the           May 19, 1998
 ----------------------------          Registrant
 Claude Fernandez


 /s/ John J. Park                      Executive Vice President and Chief        May 19, 1998
 ----------------------------          Financial Officer of the Registrant
 John J. Park                          (Principal Financial Officer)



 /s/ Barclay G. Jones III              Director                                  May 19, 1998
 ----------------------------
 Barclay G. Jones III

 /s/ Donald E. Nickelson               Director                                  May  19, 1998
 ----------------------------
 Donald E. Nickelson

 /s/ Charles C. Townsend, Jr.          Director                                  May  19, 1998
 ----------------------------
 Charles C. Townsend, Jr.


 /s/ Eberhard Faber, IV                Director                                  May  19, 1998
 ----------------------------
 Eberhard Faber, IV


 /s/ Lawrence R. Klein                 Director                                  May 19, 1998
 ----------------------------
 Lawrence R. Klein

 /s/ Reginald Winssinger               Director                                  May 19, 1998
 ----------------------------
 Reginald Winssinger

                             CAREY DIVERSIFIED LLC

               CAREY DIVERSIFIED LLC EMPLOYEE SHARE PURCHASE PLAN

                                --------------


                             REGISTRATION STATEMENT
                                  ON FORM S-8


                                               Exhibit Index
                                               -------------
               Exhibit
                 No.                               Document
               -------                             -------------------------------------------
               4.1                                 Amended and Restated Limited Liability Company Agreement of Carey Diversified
                                                   LLC, incorporated by reference to Exhibit 3.1 to the registrant's Registration
                                                   Statement on Form S-4 dated October 15, 1997 (No. 33-37901).

               4.2                                 Bylaws of Carey Diversified LLC, incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-4 dated October 15, 1997 (No.
                                                   33-37901).

               4.3                                 Carey Diversified LLC Employee Share Purchase Plan dated April 14, 1998, filed herewith.

               5.1                                 Opinion of Reed Smith Shaw & McClay LLP as to
                                                   the legality of the Limited Liability Company Listed Shares, filed herewith.

               23.1                                Consent of Reed Smith Shaw & McClay LLP (included
                                                   in Exhibit 5.1 filed herewith).

               23.2                                Consent of Coopers & Lybrand L.L.P., independent
                                                   accountants, filed herewith.

               24.1                                Power of Attorney, contained on the signature
                                                   page to this Registration Statement.